SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 16, 2005 (December 16, 2005)
Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)

(713) 780-9494
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On December 16, 2005, Goodrich Petroleum Corporation (the “Company”) entered into a Purchase Agreement with Bear, Stearns & Co. Inc. and BNP Paribas Securities Corp. to sell to the purchasers 1,650,000 shares of the Company’s 5.375% Series B Cumulative Convertible Preferred Stock for gross proceeds of $82.5 million. The Purchase Agreement is filed herewith as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Item 8.01. Other Events

     The Registrant issued a press release on December 16, 2005 announcing that the Registrant has priced a private offering of $82.5 million Series B Preferred Stock for the purpose of funding the redemption of all outstanding shares of the Registrant’s Series A Preferred Stock and for funding a portion of the Registrant’s drilling program, which the Registrant announced will be included as part of a $195 million preliminary capital budget for 2006, including approximately $160 million of which is scheduled for the Cotton Valley Trend. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Other Exhibits

     (c) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement by and among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and BNP Paribas Securities Corp. dated December 16, 2005

99.1	Press release issued December 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)

/s/	Walter G. Goodrich

Walter G. Goodrich
Chief Executive Officer

Dated: December 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement by and among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and BNP Paribas Securities Corp. dated December 16, 2005

99.1	Press release issued December 16, 2005